Exhibit 99.1

February 22, 2018	Analyst Contact:	Meredith Bartlett
Megan Webb 918-947-7011
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas to Participate in Bank of America Merrill Lynch
Power, Gas and Solar Leaders Conference

TULSA, Okla. - Feb. 22, 2018 - ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Bank of America Merrill Lynch Power, Gas and Solar Leaders Conference on Wednesday, Feb. 28, 2018, in Boston, Massachusetts.

Pierce H. Norton II, president and chief executive officer, and Curtis Dinan, senior vice president, chief financial officer and treasurer, will be conducting a series of meetings with members of the investment community.

The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com, on Wednesday, Feb. 28, 2018, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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